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                                    EXHIBIT 1

                       [LETTERHEAD OF MARLIN & EDMONDSON]


May 4, 2000


Securities & Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/ Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Birman Managed Care, Inc. dated May 4, 2000.

Very truly yours,

/s/ Marlin & Edmondson

Marlin & Edmondson


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